Exhibit (a)(1)(F)

U.S. CASH OFFER

(the “U.S. Offer”)

for

American Depositary Shares, representing shares of common stock (“ADSs”)

of

ENDESA AMÉRICAS S.A.

by

ENERSIS AMÉRICAS S.A.

for

cash in the amount Ch$ 9,000 (nine thousand Chilean pesos), without any interest, payable in U.S. dollars based upon the weighted average exchange rate for the foreign currency conversions of such Chilean peso amounts effected by Banco Santander Chile on behalf of Enersis Américas S.A. on the next business day on which the foreign exchange market is open in Chile subsequent to the announcement of the results of the U.S. Offer, and less any applicable distribution fees and withholding taxes.

THE PERIOD FOR TENDERING ADSs HELD THROUGH

THE DEPOSITORY TRUST COMPANY (“DTC”) IN THE OFFER

WILL BEGIN ON SEPTEMBER 14, 2016 AND

WILL EXPIRE AT

4:30 PM (NEW YORK TIME) ON OCTOBER 28, 2016,

UNLESS THE OFFER IS EXTENDED (THE “DTC TENDER PERIOD”).

ADSs TENDERED ON OR PRIOR TO THE EXPIRATION OF THE DTC TENDER PERIOD MAY NOT BE WITHDRAWN EXCEPT AS DESCRIBED IN THE OFFER DOCUMENT

To Our Clients:

Enclosed for your consideration is the Offer to Purchase, dated September 14, 2016 (the “Offer Document”) relating to the U.S. Offer by Enersis Américas S.A. (“Enersis Américas”), to purchase (1) any and all of the outstanding shares of common stock (the “Shares”) of Endesa Américas S.A. (the “Company”), a publicly traded limited liability stock corporation organized under the laws of the Republic of Chile, from holders of Shares resident in the United States, for Ch$ 300 per Share and (2) any and all of the outstanding ADSs of the Company, each representing 30 Shares, for Ch$ 9,000 per ADS, in each case, in cash, without any interest, and less the amount of distribution fees of US$0.05 per ADS payable to Citibank, N.A., as depositary for the ADSs, fees of financial intermediaries, and withholding taxes that may be applicable, , in each case upon the terms and subject to the conditions of the U.S. Offer.

We hold ADSs for your account. A tender of such ADSs can be made only by us pursuant to your instructions. Accordingly, we request instruction as to whether you wish us to tender on your behalf all of the ADSs we hold for your account pursuant to the terms and conditions of the U.S. Offer. A form of Instructions is enclosed.

Please note the following:

1.	The period for tendering your ADSs held through DTC in the U.S. Offer will expire at 4:30 PM (New York time) on October 28, 2016 (the “Expiration Date”), unless the U.S. Offer is extended upon the terms set forth in the Offer Document. If you wish to tender your ADSs in the U.S. Offer, please instruct us sufficiently in advance of the Expiration Date.

2.	The U.S. Offer is being made for all issued and outstanding ADSs. If you tender your ADSs in the U.S. Offer, you will receive cash in the form of a check in the amount of Ch$ 9,000 (nine thousand Chilean pesos) per ADS, without any interest, and less any distribution fees of US$0.05 per ADS payable to Citibank, N.A., as depositary for the ADSs, fees of financial intermediaries, and withholding taxes that may be applicable, calculated by Enersis Américas and payable in U.S. dollars based upon the weighted average exchange rate for the foreign currency conversions of such Chilean peso amounts effected by Banco Santander Chile on behalf of the Purchaser on the next business day that the foreign exchange market is open in Chile subsequent to the announcement of the results of the U.S. Offer, to pay for the ADSs promptly following the date on which the U.S. Offer is declared unconditional by Enersis Américas for each outstanding ADS validly tendered. See Section 4. “Procedures for Accepting the U.S. Offer — Holders of ADSs” in the Offer Document.

3.	Notwithstanding any other provision of the U.S. Offer, delivery of cash consideration for the ADSs accepted for tender under the U.S. Offer will in all cases be made on behalf of Enersis Américas by Citibank, N.A. (the “U.S. Tender Agent”) under the U.S. Offer as soon as practicable after receipt from Enersis Américas of the applicable amount of cash.

4.	ADSs tendered on or prior to the Expiration Date may be withdrawn as described in the Offer Document. See Section 5. “Tender Withdrawal Rights”.

If you wish us tender any or all of the ADSs we hold for your account please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. Under the terms of the U.S. Offer, unless you instruct us otherwise, if you authorize the tender of your ADSs, all such ADSs held in your account will be tendered. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to tender your ADSs held through DTC to the U.S. Tender Agent on your behalf prior to the Expiration Date, initially set for 4:30 PM (New York time) on October 28, 2016.

U.S. CASH OFFER

(the “U.S. Offer”)

for

American depositary shares, representing shares of common stock (“ADSs”)

of

ENDESA AMÉRICAS S.A.

by

ENERSIS AMÉRICAS S.A.

for

cash in the amount Ch$ 9,000 (nine thousand Chilean pesos) per ADS, without any interest, payable in U.S. dollars based upon the weighted average exchange rate for the foreign currency conversions of such Chilean peso amounts effected by Banco Santander Chile on behalf of Enersis Américas S.A. on the next business day that the foreign exchange market is open in Chile subsequent to the announcement of the results of the U.S. Offer, and less any applicable distribution fees and withholding taxes.

The undersigned acknowledge(s) receipt of (a) your letter and (b) the Offer to Purchase, dated September 14, 2016 (the “Offer Document”) relating to the U.S. Offer by Enersis Américas S.A. (“Enersis Américas”), to purchase (1) any and all of the outstanding shares of common stock (the “Shares”) of Endesa Américas S.A. (the “Company”), a publicly traded limited liability stock corporation organized under the laws of the Republic of Chile, from holders of Shares resident in the United States, for Ch$ 300 per Share and (2) any and all of the outstanding ADSs of the Company, each representing 30 Shares, for Ch$ 9,000 per ADS, in each case, in cash, without any interest, payable in U.S. dollars and less the amount of distribution fees of US$0.05 per ADS payable to Citibank, N.A., as depositary for the ADSs, fees of financial intermediaries, and withholding taxes that may be applicable, , in each case upon the terms and subject to the conditions of the U.S. Offer. The purchase price for Shares and the purchase price for ADSs accepted for payment pursuant to the U.S. Offer will, in each case, be paid in United States dollars, with the dollar amount thereof being determined by reference to the weighted average exchange rate for the foreign currency conversions of such Chilean peso amount effected by Banco Santander Chile on behalf of Enersis Américas on the next business day that the foreign exchange market is open in Chile subsequent to the announcement of the results of the U.S. Offer.

The undersigned hereby instructs you to tender to Enersis Américas through Citibank, N.A. (the “U.S. Tender Agent”) all the ADSs held on behalf of the undersigned which you hold for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer Document.

Total Number of ADSs to be

Tendered*:

Date:

SIGN HERE
Signature(s):

Print Name(s):

Print Address(es):

Area Code and Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

*	In accordance with the terms of the Offer Document, unless we receive specific instructions as to the number of ADSs to be tendered to the U.S. Tender Agent in the U.S. Offer, if you instruct us to tender your ADSs in the U.S. Offer, all of your ADSs held by us for your account will be tendered.

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